                           SUBORDINATION, NON-DISTURBANCE,

                                         AND

                                 ATTORNMENT AGREEMENT



    THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT
("Agreement"), is made and entered into this 21st day of January, 1997, by and between The Bank of Nova Scotia, a Canadian chartered bank acting through its San Francisco Agency ("Lender"), and Active Voice Corporation, a Washington State business corporation ("Lessee").

                                       RECITALS

    Lessee has entered into a certain lease dated January 31, 1991, which has been amended by amendments, agreements, or letter agreements dated March 4, 1992, June 22, 1992, July 3, 1992, September 17, 1993, October 8, 1993, April
27, 1994, August 11, 1994, and December 19, 1996, (together, the "Lease") with Martin Selig ("Lessor"), covering certain space (the "Premises") located in the real property commonly known as the Third and Broad Building and legally described in Exhibit "A" to this Agreement (the "Property").

    Lender has made a first mortgage loan (the "Loan") to Lessor which is secured by a Deed of Trust, Security Agreement and Assignment of Leases and Rents, and by an Assignment of Leases and Cash Collateral (together, the "Deed of Trust") covering the Property.

    Lessee has subordinated the Lease to the lien of the Deed of Trust under and according to the terms of the Lease.

    Lessee has also made or proposed to make certain advances or expend certain funds for or on behalf of Lessor.

    As a condition of Lessee making certain advances or expending certain funds for or on behalf of Lessor and agreeing to an amendment to the Lease attached to this Agreement as Exhibit "B" (the "Lease Amendment"), Lessee desires to be assured of continued occupancy of the Premises under the terms of the Lease and any amendments (including the Lease Amendment) and of the continuation of its other rights under the Lease and any amendments (including the Lease Amendment). Lessee has requested that Lender agree not to disturb Lessee's possessory rights in the Premises and to recognize the other terms and conditions of the Lease and any amendments (including the Lease Amendment) in the event Lender should foreclose the Deed of Trust, provided that Lessee is not in default under the Lease or any amendments (including the Lease Amendment).

    NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                      AGREEMENT

    1. PAYMENTS. Lessee acknowledges receipt of the Lease Payment Instructions to make all payments of rent and other amounts due under the Lease by sending the same to P.O. Box 24143, Seattle, Washington 98124-024143. Any payment delivered or directed to any other location shall not be applied to amounts due under the Lease. These Instructions may not be changed or revoked except in writing signed by Lender.

    2. ACKNOWLEDGMENT OF LEASE. Lender acknowledges that the Lease is in full force and effect and that Lessee is not in default of any of Lessee's material obligations under the Lease.

    3.   CONSENT TO LEASE AMENDMENT.  Lender acknowledges that Lessor and
Lessee have entered into or intend to enter into the Lease Amendment. Lender hereby consents to the execution by Lessor and Lessee of the Lease Amendment and all other prior amendments and/or letter agreements.

    4. ACKNOWLEDGMENT OF SUBORDINATION. Lessee acknowledges that the Lease is subordinated to the Deed of Trust pursuant to and in accordance with the terms of the Lease.

    5. NON-DISTURBANCE. Lender agrees that so long as conditions do not exist entitling Lessor to declare the Lease and any amendments (including the Lease Amendment) terminated, Lessee's possession and enjoyment of the Premises shall not be interfered with by Lender in a foreclosure action, sale, or other action or proceeding instituted under or in connection with the Deed of Trust.

         In the event of foreclosure of the Deed of Trust, whether by action pursuant to the power of sale therein contained or otherwise, or delivery of a deed to the Property or any portion thereof in lieu of foreclosure of the Deed of Trust, whereby the purchaser upon foreclosure of the Deed of Trust or the grantee under a deed in lieu of foreclosure of the Deed of Trust has notified Lessee that it has succeeded to the ownership of all interest in the Property and the rights of Lessor under the Lease, then the Lease and any amendments (including the Lease Amendment) shall continue in full force and effect as a direct lease between such purchaser or grantee of the Property and Lessee, upon and subject to the terms, covenants, and conditions of the Lease and any amendments (including the Lease Amendment), including the power of such purchaser or grantee as landlord thereunder to terminate the interests of Lessee under and in accordance with the terms of the Lease and any amendments (including the Lease Amendment). Such purchaser or grantee will not disturb the possession of Lessee and will be bound by all of Lessor's obligations under the Lease and any amendments (including the Lease Amendment).

    6. ATTORNMENT. So long as Lessee has quiet enjoyment of the Premises, Lessee agrees: (a) to attorn to and recognize as landlord under the Lease and any amendments (including the Lease Amendment): (i) Lender, when in possession of the Property following foreclosure of the Deed of Trust or conveyance of the Property to Lender by deed in lieu of foreclosure of the Deed of Trust, (ii) a receiver appointed in an action or proceeding to foreclose the Deed of Trust, (iii) a purchaser upon foreclosure of the Deed of Trust, (iv), a grantee under a deed in lieu of foreclosure of the Deed of Trust, and (v) any subsequent purchaser of the Property; (b) upon request, to execute and deliver to said person or entity any instrument or instruments in recordable form which may be necessary or appropriate to effect the performance of the agreements contained in this Agreement, provided that such instruments do not create or risk the creation of, increased risk of liabilities or obligations of Lessee; and (c) to be bound to perform all of the obligations imposed by the Lease and any amendments (including the Lease Amendment) upon the Lessee.

    7. NOTICE OF DEFAULTS. In the event of any act or omission by Lessor which would give Lessee the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Lessee will not exercise any such rights: (i) until it has given written notice of such default to Lender; and (ii) unless and until Lender shall have failed to cure such default for the same period of time as is given to Lessor under the Lease to cure such default.

    8. ASSIGNMENT. Lessee acknowledges that it has notice that the Lease and the rent and all other sums due under the Lease have been assigned or are to be assigned to Lender as security for the obligations secured by the Deed of Trust. In the event that Lender notifies Lessee of a default under the Deed of Trust and demands that Lessee pay its rent and all other sums due under the Lease to Lender, Lessee agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to the Lender or as otherwise required pursuant to such notice.

    9. NOTICES. All notices under this Agreement shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, at the following addresses (or at such other addresses as shall be given by one party to the other) and shall be deemed complete upon any such mailing:

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         If to Lender:

              The Bank of Nova Scotia
              580 California Street, Suite 2100
              San Francisco, CA  94104

         If to Lessee:

              Active Voice Corporation
              2901 Third Avenue, Suite 500
              Seattle, WA  98121
              Attn: Ms. Debbie Faulkner
                    Director of Administration

    10. BINDING EFFECT. This Agreement shall inure to the benefit of the parties hereto, their successors and permitted assigns.

    11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                             "LENDER"

                             THE BANK OF NOVA SCOTIA, a
                             Canadian chartered bank acting through
                             its San Francisco agency


                             By    /s/ B. Lorne Ogmundson
                               ------------------------------------------
                               Its  Office Head, Real Estate Banking
                                    -------------------------------------


                             "LESSEE"

                             ACTIVE VOICE CORPORATION, a
                             Washington State business corporation



                             By      /s/ Robert L. Richmond
                                ----------------------------------------
                                 Its     CEO
                                      ----------------------------------

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF SAN FRANCISCO )

    On this 21st day of January, 1997, before me, the undersigned, a Notary Public in and for the State of California, duly commissioned and sworn, personally appeared B. Lorne Ogmundson, to me known to be the Office Head, Real Estate Banking of THE BANK OF NOVA SCOTIA, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and an oath stated that he is authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

    WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

                              /s/ Cecilia A. Bernardo
                             -----------------------------------------
                             NOTARY PUBLIC, in and for the
     [SEAL]                  State of California, residing
                             at San Mateo, California
                             My commission expires: Mar. 6, 2000


STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF KING          )

    On this 31st day of January, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Robert L. Richmond, to me known to be the CEO of ACTIVE VOICE CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mention, and on oath stated that he/she is authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

    WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

                                /s/ Debra A. Faulkner
                             -------------------------------------
                             NOTARY PUBLIC, in and for the
                             State of Washington, residing
                             at Seattle, WA
                             My commission expires: 10-1-00

                               THIRD AND BROAD BUILDING

                                  2901 THIRD AVENUE
                              SEATTLE, WASHINGTON 98121



    Lots 1, 2, 3, 4, 5, 6, 9, 10, 11, 12, Block X, William N. Bell's
    Fourth Addition to the City of Seattle, according to the Plat recorded in Volume 1 of Plats, Page 167, records of King County, Washington; together with the vacated alley lying between lots 9, 10, 11, and 12 and Lots 1, 2, 3, 4, 5, and 6.









                                     EXHIBIT "A"